UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2009

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri	1-8125	44-0610086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 North Lindenwood Drive

Olathe, KS 66062

(Address of principal executive office)(Zip Code)

(913) 747-6111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 2, 2009, the Compensation and Nominating Committee of the Board of Directors (the “Compensation Committee”) of Torotel, Inc. (the “Company”) approved the issuance of 250,000 shares of the Company’s common stock (the “Shares”) pursuant to Restricted Stock Agreements under the Company’s Long-Term Incentive Plans (the “LTIPs”). The Shares issued pursuant to the Restricted Stock Agreements are restricted and may not be sold, assigned, pledged or otherwise disposed of until the restrictions lapse. The restrictions will lapse on the fifth anniversary of the date of grant if during the five year restriction period, (1) the Company’s average annual growth in gross revenues is at least 20%, (2) the Company’s average annual growth in earnings before interest and taxes (“EBIT”) is at least 15%, (3) the Company’s return on capital employed (“ROCE”) is at least 25%, and (4) the Company’s debt to equity ratio is not more than fifty percent. The restrictions will also lapse, if prior to the fifth anniversary of the date of grant, (1) the grantee’s employment with the Company is terminated by reason of disability, (2) the grantee dies, or (3) the Compensation Committee, in its sole discretion, terminates the restrictions. If the restrictions on the Shares have not lapsed by the fifth anniversary of the date of grant, the Shares will be forfeited to the Company.

During the restriction period, the grantee is entitled to all of the rights of a stockholder with respect to the Shares issued pursuant to the Restricted Stock Agreements, including the right to vote the Shares and to receive dividends and other distributions payable with respect to the Shares.

A total of two (2) key employees received Shares pursuant to individual Restricted Stock Agreements. The following table lists the officers of the Company that received Shares.

Name and Principal Position	Restricted Shares Awarded
Dale H. Sizemore, Jr.	150,000
President and Chief Executive Officer

H. James Serrone	100,000
Vice President of Finance and Chief Financial Officer

All Officers as a Group	250,000
(2 persons)

The above summary of the awards issued under the LTIPS and pursuant to the Restricted Stock Agreements is qualified in its entirety by reference to the LTIPs and the form of Restricted Stock Agreement, which were attached as Exhibit 10.9 to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on July 30, 2007, and which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

	By:	/s/ H. James Serrone
Vice President of Finance and
Chief Financial Officer

Date: September 3, 2009